Exhibit 99.1

Liberty Broadband Corporation Completes Spin-Off of GCI Liberty, Inc.

ENGLEWOOD, Colo., July 14, 2025—(BUSINESS WIRE)—Liberty Broadband Corporation (“Liberty Broadband”) (Nasdaq: LBRDA, LBRDK, LBRDP) and GCI Liberty, Inc. (Nasdaq: GLIBA, GLIBK) (“GCI Liberty”) announced that they have completed the spin-off (the “Spin-Off”) of GCI Liberty from Liberty Broadband today at 4:30 p.m., New York City time. As a result, Liberty Broadband and GCI Liberty are now separate publicly traded companies. GCI Liberty Series A common stock and Series C common stock will begin trading on Tuesday, July 15, 2025 on The Nasdaq Stock Market under the symbols “GLIBA” and “GLIBK”, respectively. GCI Liberty Series B common stock has been approved for quotation on the OTC Markets under the symbol “GLIBB,” and quoting is expected to begin on or around Monday, July 21, 2025. Effective as of the Spin-Off, GCI Liberty has outstanding an aggregate of 3,650,938 shares of GCI Liberty Series A common stock, 400,806 shares of GCI Liberty Series B common stock and 24,646,041 shares of GCI Liberty Series C common stock. In addition, as of the Spin-Off, GCI Liberty has outstanding 10,000 shares of 12% Series A Cumulative Redeemable Non-Voting Preferred Stock, which are not expected to be listed on The Nasdaq Stock Market or quoted on the OTC Markets.

Liberty Broadband’s Series A common stock, Series B common stock, Series C common stock and Series A Cumulative Redeemable preferred stock will continue trading or being quoted, as applicable, on their respective markets following the Spin-Off until the consummation of the previously announced acquisition (the “Merger”) of Liberty Broadband by Charter Communications, Inc. (“Charter”). In connection with the previously announced definitive agreement by Charter and Cox Communications (“Cox”) to combine their businesses (the “Combination”), Liberty Broadband has agreed to accelerate the closing of the Merger to occur contemporaneously with the Combination. For additional details regarding these acquisitions, please see the press release issued by Liberty Broadband on May 16, 2025.

In connection with the Spin-Off, Marty E. Patterson was appointed to the role of President and CEO of Liberty Broadband. In addition, Mr. Patterson is Senior Vice President of Liberty Media Corporation and Co-Head of Corporate Development, and has served on the board of directors of Charter Communications, Inc. since April 2025. Upon effectiveness of Mr. Patterson’s appointment, John C. Malone resigned as President and CEO of Liberty Broadband. Mr. Malone will remain Chairman of the Boards of Liberty Broadband and GCI Liberty.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to the transactions described herein, including the proposed timing thereof. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied by such statements, including, without limitation, satisfaction of the conditions to the transactions described herein. These forward-looking statements speak only as of the date of this communication, and Liberty Broadband and GCI Liberty expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Broadband’s or GCI Liberty’s expectations with regard thereto or any change of events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Broadband and GCI Liberty, including the Final Prospectus relating to the Spin-Off of GCI Liberty, and Liberty Broadband’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports Liberty Broadband or GCI Liberty subsequently files with the SEC, for additional information about Liberty Broadband, GCI Liberty and the risks and uncertainties related to Liberty Broadband’s and GCI Liberty’s businesses that may affect the statements made in this communication.

About GCI Liberty, Inc.

GCI Liberty, Inc. (Nasdaq: GLIBA, GLIBK) operates and owns its subsidiary GCI, LLC (“GCI”), which provides data, mobile, voice and managed services to consumer, business, government and carrier customers throughout Alaska, serving more than 200 communities in the state. GCI has invested $4.7 billion in its Alaska network and facilities over the past 45 years. Through a combination of ambitious network initiatives, GCI continues to expand and strengthen its statewide network infrastructure to deliver the best possible connectivity to its customers and close the digital divide in Alaska.

About Liberty Broadband Corporation

Liberty Broadband Corporation’s (Nasdaq: LBRDA, LBRDK, LBRDP) principal asset consists of its interest in Charter Communications.

Contact for Liberty Broadband Corporation and GCI Liberty, Inc.

Shane Kleinstein, 720-875-5432

Source: GCI Liberty, Inc.; Liberty Broadband Corporation